Exhibit 99.1

ConocoPhillips Reports First-Quarter 2023 Results; Raises Full-Year Production Guidance Midpoint and Declares Quarterly Dividend and Variable Return of Cash Distribution

HOUSTON--(BUSINESS WIRE)--May 4, 2023--ConocoPhillips (NYSE: COP) today reported first-quarter 2023 earnings and adjusted earnings of $2.9 billion, or $2.38 per share, compared with first-quarter 2022 earnings of $5.8 billion, or $4.39 per share, and first-quarter 2022 adjusted earnings of $4.3 billion, or $3.27 per share.

"Our first quarter results are a clear demonstration of the durable, returns-focused value proposition that we laid out at our recent analyst and investor meeting," said Ryan Lance, chairman and chief executive officer. "We achieved record production, advanced our joint venture at Port Arthur LNG, received a favorable record of decision for the Willow project in Alaska and announced plans to assume upstream operatorship of and further expand our ownership position at APLNG. We also accelerated our 2030 GHG emissions-intensity reduction target, progressing our net-zero operational emissions ambition.”

First-Quarter Highlights and Recent Announcements

  Delivered record company and Lower 48 production of 1,792 thousand barrels of oil equivalent per day (MBOED) and 1,036 MBOED, respectively.
  Distributed $3.2 billion to shareholders through a three-tier return of capital framework, including $1.7 billion through share repurchases and $1.5 billion through the ordinary dividend and VROC.
  Generated cash provided by operating activities of $5.4 billion and cash from operations (CFO) of $5.7 billion.
  Ended the quarter with cash and short-term investments of $8.9 billion.
  Acquired 30% equity interest in Port Arthur LNG joint venture upon final investment decision for Phase 1.
  Commenced construction on the Willow project after receiving a positive record of decision from the U.S. Department of the Interior approving a development plan with three core pads.
  Announced plans to assume upstream operatorship of APLNG following the closing of EIG’s transaction with Origin Energy and to acquire up to an additional 2.49% shareholding interest, subject to regulatory approvals and customary closing conditions.
  Accelerated the company’s GHG emissions-intensity reduction target through 2030 from 40-50% to 50-60%, using a 2016 baseline.

Quarterly Dividend and Variable Return of Cash

ConocoPhillips announced a quarterly ordinary dividend of $0.51 per share, payable June 1, 2023, to stockholders of record at the close of business on May 16, 2023. In addition, the company announced a VROC of $0.60 per share, payable July 14, 2023, to stockholders of record at the close of business on June 27, 2023.

First-Quarter Review

Production for the first quarter of 2023 was 1,792 MBOED, an increase of 45 MBOED from the same period a year ago. After adjusting for impacts from closed acquisitions and dispositions, first-quarter 2023 production increased by 65 MBOED or 4% from the same period a year ago. This was primarily driven by new wells online in the Lower 48 and improved well performance across the portfolio, partially offset by normal field decline and downtime.

In the Lower 48, first-quarter production averaged 1,036 MBOED, including 694 MBOED from the Permian, 227 MBOED from the Eagle Ford and 98 MBOED from the Bakken. Operationally, a stabilizer expansion in the Eagle Ford and a planned turnaround at QatarGas 3 were successfully completed.

Earnings decreased from the first quarter of 2022 primarily due to lower realized prices partially offset by commercial performance and timing, as well as the absence of special items referenced in Table 1 of this release. Excluding special items, adjusted earnings decreased compared with the first quarter of 2022 due to lower realized prices partially offset by a benefit from commercial performance and timing. The company’s total average realized price was $60.86 per barrel of oil equivalent (BOE), 21% lower than the $76.99 per BOE realized in the first quarter of 2022.

For the quarter, cash provided by operating activities was $5.4 billion. Excluding a $0.3 billion change in operating working capital, the company generated CFO of $5.7 billion and received disposition proceeds of $0.2 billion. The company funded $2.9 billion of capital expenditures and investments, including $0.4 billion for its investment in the joint venture responsible for development of Port Arthur LNG and $0.1 billion in Lower 48 acquisitions. In addition, the company repurchased $1.7 billion of shares and paid $1.5 billion in ordinary dividends and VROC.

Outlook

Second-quarter 2023 production is expected to be 1.77 to 1.81 million barrels of oil equivalent per day (MMBOED). The company raised full-year production guidance midpoint by 10 MBOED. Full-year production is now expected to be 1.78 to 1.80 MMBOED, as compared to prior guidance of 1.76 to 1.80 MMBOED.

Full-year guidance for other items is unchanged.

ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor.

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $91 billion of total assets and approximately 9,600 employees at March 31, 2023. Production averaged 1,792 MBOED for the three months ended March 31, 2023, and proved reserves were 6.6 BBOE as of Dec. 31, 2022. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflict between Russia and Ukraine, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; public health crises, including pandemics (such as COVID-19) and epidemics and any impacts or related company or government policies or actions; investment in and development of competing or alternative energy sources; potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships or governmental policies, including the imposition of price caps, or the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; our ability to collect payments when due, including our ability to collect payments from the government of Venezuela or PDVSA; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following any announced or future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or insurance or significantly higher cost of capital or insurance related to illiquidity or uncertainty in the domestic or international financial markets or investor sentiment; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share and cash from operations (CFO).

The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – This news release also contains the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of March 31, 2023. The impact of closed acquisitions and dispositions assumes a closing date of January 1, 2022. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend, share repurchases and variable return of cash (VROC).

References in the release to earnings refer to net income.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated
	1Q23				1Q22
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$2,920	2.38			$5,759	4.39
Adjustments:
Net gain on asset sales	-	-	-	-	(763)	154	(609)	(0.47)
Tax adjustments	-	-	-	-	-	(566)	(566)	(0.43)
Gain on CVE shares	-	-	-	-	(251)	-	(251)	(0.19)
Gain on debt extinguishment and exchange fees	-	-	-	-	(127)	65	(62)	(0.05)
Transaction and restructuring expenses	-	-	-	-	14	(4)	10	0.01
Loss on FX derivative	-	-	-	-	10	(2)	8	0.01
Adjusted earnings / (loss)			$2,920	2.38			$4,289	3.27

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of reported production to pro forma underlying production
In MBOED, Except as Indicated

	1Q23	1Q22
Total Reported ConocoPhillips Production	1,792	1,747

Closed Dispositions[1]	(2)	(55)
Closed Acquisitions [2]	-	23
Total Pro Forma Underlying Production	1,790	1,715

Estimated Uplift from 2 to 3 stream conversion[3]	-	10

[1]Includes production related to the completed Indonesia disposition and various Lower 48 dispositions.
[2]Includes production related to the acquisitions related to additional 10% shareholding interest in APLNG, additional 4% shareholding interest in Libya and a Lower 48 bolt-on acquisition.
[3]Estimated production impacts from the conversion of Concho two-stream contracted volumes to a three-stream (crude oil, natural gas and natural gas liquids) reporting basis, which are not included in Total Production and Total Underlying Production.

ConocoPhillips
Table 3: Reconciliation of net cash provided by operating activities to cash from operations
$ Millions, Except as Indicated

1Q23
Net Cash Provided by Operating Activities	5,403

Adjustments:
Net operating working capital changes	(283)
Cash from operations	5,686

Contacts

Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com